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                                                                    Exhibit 4(p)

                                AMENDMENT NO. 13
                                       TO
                          THE LINCOLN ELECTRIC COMPANY
                              EMPLOYEE SAVINGS PLAN
                          (Effective November 1, 1994)

                  The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 13 to The Lincoln Electric Company Employee Savings Plan (Effective November 1, 1994) (the "Plan"). The provisions of this Amendment shall be effective as of January 1, 2002 unless otherwise set forth herein.

                                       1.

                  Effective as of January 1, 1998, the last sentence of Section 1.1(4) of the Plan is hereby amended to read as follows:

         "Unless otherwise indicated herein, an Employee's Base Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan, pursuant to any agreement under section 125 of the Code or as a result of 'deemed 125 compensation' within the meaning of Revenue Ruling 2002-27."

                                       2.

                  Effective as of January 1, 1998, the last sentence of Section 1.1(8) of the Plan is hereby amended to read as follows:

         "Unless otherwise indicated herein, an Employee's Bonus Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan, pursuant to any agreement under section 125 of the Code or as a result of 'deemed 125 compensation' within the meaning of Revenue Ruling 2002-27."

                                       3.

                  Section 1.1(14)(b) of the Plan is hereby amended in its entirety to read as follows:

                  "(b)     Effective as of January 1, 2002, notwithstanding the
         foregoing, Compensation of an Employee taken into account for any purpose for any Plan Year shall not exceed $200,000 (as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code)."

                                       4.

                  The first sentence of Section 1.1(21) of the Plan is hereby amended to read as follows:

         "Any distribution of all of any portion of the balance to the credit of the distributee from a qualified trust (as hereinafter defined), except, (a) any distribution that is one of a series of substantially

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         equal periodic payments (not less frequently that annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more,
         (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (c) the portion of any distribution that is not includible in gross income, (d) any distribution which is made upon hardship of the Employee, and (e) such other amounts specified in Treasury regulations or Internal Revenue Service rulings, notices or announcements issued under section 402(c) of the Code."

                                       5.

                  The last sentence of Section 1.1(28B) of the Plan is hereby amended to read as follows:

         "Notwithstanding the foregoing, (a) FSP Compensation shall not include any amounts received from Harris Calorific, Inc. or Lincoln Global, Inc. (or prior to January 1, 1999, the Harris Calorific Division or Seal Seat Division of the Company) provided, however, that FSP Compensation shall include amounts received from Lincoln Global, Inc. by a Member who continues to be an FSP Participant after a transfer of employment from The Lincoln Electric Company, as provided in Section
         2.4 of the Plan, and (b) FSP Compensation of an FSP Participant taken into account for any purpose for any Plan Year shall not exceed $200,000 (as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code)."

                                       6.

                  Effective January 1, 2003, the first sentence of Section 3.1 of the Plan is hereby amended to read as follows:

         "Upon enrollment pursuant to Section 2.2, a Member shall agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions for him to the Trust of (1) a specified percentage of between 1% and 80% of his Base Compensation (in 1% increments) through equal percentage pay period reductions and/or (2) a specified percentage of between 1% and 80% of his Bonus Compensation (in 1% increments) or a whole dollar amount of his Bonus Compensation (up to 80%) through payroll deduction."

                                       7.

                  The first sentence of Section 3.5(1) of the Plan is hereby amended to read as follows:

         "Notwithstanding the foregoing provisions of this Article III, a Member's Before-Tax Contributions for any taxable year of such Member shall not exceed the limitation in effect under section 402(g) of the Code (except to the extent permitted under the Catch-Up Before-Tax Contribution provisions set forth in Section 3.12 and section 414(v) of the Code)."

                                       8.

                  Section 3.8 of the Plan is hereby deleted and reserved without renumbering the Sections that follow.

                                       9.

                  Section 3.9(1) of the Plan is hereby amended in its entirety to read as follows:

                  "(1)     In order to ensure that at least one of the actual
         deferral percentages specified in Section 3.6(1) and at least one of the contribution percentages specified in Section 3.7(1) are satisfied for each Plan Year, the Company shall monitor (or cause to be monitored) the amount of

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         Before-Tax Contributions and Matching Employer Contributions, if any,
         being made to the Plan for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentages or neither of such contribution percentages will be satisfied for a Plan Year, the Before-Tax Contributions and/or Matching Employer Contributions made thereafter for each Highly Compensated Eligible Employee (as defined in Section 3.6(3)) shall be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the actual deferral percentage and/or contribution percentage for Highly Compensated Eligible Employees for such Plan Year to a level which satisfies either of the actual deferral percentages and/or either of the contribution percentages."

                                       10.

                  Section 3.9(3) of the Plan is hereby amended by deleting the phrase "Sections 3.6, 3.7 and 3.8" each place it appears therein and the phrase "Section 3.6, 3.7 and 3.8" where it appears therein and in each case substituting therefor the phrase "Sections 3.6 and 3.7."

                                       11.

                  The first sentence of Section 3.10(1) of the Plan is hereby amended to read as follows:

         "The Trustee shall, at the direction of the Company, receive and thereafter hold and administer as Rollover Contributions and part of the Trust Fund for a Covered Employee (a) all or any portion of an Eligible Rollover Distribution that was distributed to a Covered Employee, or is transferred at the request of a Covered Employee, from a qualified trust (as defined in Section 1.1(21)), provided that the requirements of section 402(c) or 401(a)(31) of the Code are met; or
         (b) the entire amount of a distribution to a Covered Employee that is attributable solely to a rollover contribution from a qualified trust and otherwise satisfies the requirements of section 408(d)(3)(A)(ii) of the Code.

                                       12.

                  Article III of the Plan is hereby amended by the addition of the following new Section 3.12 at the end thereof:

                  "3.12 CATCH-UP BEFORE-TAX CONTRIBUTIONS. All Members who have elected to make Before-Tax Contributions to this Plan and who have attained age 50 before the end of a particular Plan Year shall be eligible to make catch-up contributions (the "Catch-Up Before-Tax Contributions") in accordance with, and subject to the limitations of, section 414(v) of the Code; provided, however that Catch-Up Before-Tax Contributions shall not be eligible for Matching Employer Contributions under Section 4.1, and provided further that Catch-Up Before-Tax Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 401(a)(30) and 415(c) of the Code (i.e., Sections 3.6 and 4.9, respectively). In addition, notwithstanding any provision of the Plan to the contrary, the Plan shall not be treated as failing to satisfy the requirements of sections 401(k)(3), 401(k)(11), 410(b) or 416 of the Code, as applicable, by reason of the making of any such Catch-Up Before-Tax Contributions."

                                       13.

                  Section 4.1 of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

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         "Notwithstanding any provision of the Plan to the contrary, no Matching
         Employer Contributions shall be made with respect to any Catch-Up Before-Tax Contributions (as defined in Section 3.12)."

                                       14.

                  Section 4.3 of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

         "For purposes of this Section, the term 'Before-Tax Contributions' shall not include any Catch-Up Before-Tax Contributions (as defined in Section 3.12)."

                                       15.

                  Section 4.9(1) of the Plan is hereby amended in its entirety to read as follows:

         "Notwithstanding any other provision of the Plan, except to the extent permitted under Section 3.12 and section 414(v) of the Code, the maximum annual addition (as defined in Subsection (2) of this Section) to a Member's account for any limitation year (which shall be the Plan
         Year) shall in no event exceed the lesser of (a) $40,000 (as adjusted pursuant to section 415(d) of the Code) or (b) 100% of his compensation for such Plan Year."

                                       16.

                  Effective as of January 1, 1998, Section 4.9(3) of the Plan is hereby amended in its entirety to read as follows:

                  "(3)     For the purposes of this Section, the term
         'compensation' shall mean compensation within the meaning of section 415(c)(3) of the Code and the Treasury Regulations thereunder; provided however, that effective as of January 1, 1998, such compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan, pursuant to any agreement under section 125 of the Code, as a result of 'deemed 125 compensation' within the meaning of Revenue Ruling 2002-27 or, effective as of January 1, 2001, pursuant to any agreement under section 132(f)(4) of the Code."

                                       17.

                  Effective January 1, 2003, the first four sentences of Section 5.7(3) of the Plan are hereby deleted and the following is substituted therefor:

         "Each loan shall be in an amount which is not less than $1,000. A Member may have up to three loans outstanding at any one time."

                                       18.

                  Section 6.3(4) of the Plan is hereby amended in its entirety to read as follows:

                  "(4)     Notwithstanding any other provision of the Plan, if
         the value of a Member's Vested Interest on the Valuation Date coinciding with or next following his Employment Severance Date does not exceed $5,000, such Vested Interest shall be paid to him in a lump sum in cash (or, if the value of the Member's Vested Interest on such Valuation Date is zero, shall be deemed to have been paid to him in a lump sum) within 60 days after such Valuation Date; provided, however, that for purposes of this Subsection (4) the value of such Member's Vested

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         Interest shall be determined without regard to that portion of the
         Member's Account that is attributable to rollover contributions as described in Section 3.10."

                                       19.

                  The fifth sentence of Section 6.7(1) of the Plan is hereby amended to read as follows:

         "If a withdrawal on account of Hardship is made by a Member pursuant to this Subsection, notwithstanding any other provision of the Plan (or any other plan maintained by the Controlled Group) to the contrary, the Member's Before-Tax Contributions to the Plan (or any comparable contributions to any other plan maintained by the Controlled Group) shall be suspended for a period of 6 months following receipt of the Hardship withdrawal."

                                       20.

                  Section 6.9 of the Plan is hereby deleted and reserved without renumbering the Sections that follow.

                                      21.

                  Section 6.10(3) of the Plan is hereby amended in its entirety to read as follows:

                  "(3)     For purposes of this Section, the term "eligible
         retirement plan" means an individual retirement account or annuity described in section 408 of the Code, a defined contribution plan that meets the requirements of section 401(a) of the Code and accepts rollovers, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan described in section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or any other type of plan that is included within the definition of 'eligible retirement plan' under section 401(a)(31)(E) of the Code. The preceding definition of 'eligible retirement plan' shall apply in the case of a distribution to a Spouse after a Member's death, or to a Spouse or former spouse who is an alternate payee."

                                       22.

                  Section 9.2 of the Plan is hereby amended in its entirety to read as follows:

                  "9.2     NOTIFICATION TO CLAIMANT. Unless such claim is
         allowed in full by the Administrative Committee, the Committee shall (within 90 days after such application was filed, plus an additional period of 90 days if the Administrative Committee determines that special circumstances require an extension of time for processing the claim and if written notice of the additional 90 day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given within the first 90 day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state
         (1) the specific reason(s) for the denial of the claim, (2) specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the denial of the claim was based, (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) a description of the Plan's review procedure specified in Section 9.3 including the time limits applicable to such procedure and a statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review."

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                                       23.

                  Section 9.3 of the Plan is hereby amended in its entirety to read as follows:

                  "9.3     REVIEW PROCEDURE. Within six months after the denial
         of his claim, the claimant or his duly authorized representative may appeal such denial by filing with the Administrative Committee his written request for a review of his said claim. If the claimant does not file such request with the Administrative Committee within such six month period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Administrative Committee on his claim. If such an appeal is so filed within such six months, a Named Fiduciary designated by the Company shall conduct a full and fair review of such claim. During such full and fair review, the claimant shall be provided with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and reasonable access to and copies of, upon request and free of charge, all documents, records, and other information relevant to the claimant's claim for benefits. In addition, such full and fair review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial decision. The Administrative Committee shall mail or deliver to the claimant written notice of the Named Fiduciary's decision within a reasonable period of time, but not later than 60 days after the receipt of the request for review unless special circumstances require an extension of time for processing. If the Administrative Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant setting forth the special circumstances requiring an extension of time and the date by which the Named Fiduciary expects to render a decision, and shall be furnished prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. In the case of an adverse decision on review, the notice of decision (a) shall be written in a manner calculated to be understood by the claimant, (b) shall state the specific reason(s) for the decision, (c) shall make specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the decision is based, (d) shall contain a statement that the claimant is entitled to receive, upon request, and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits and (e) shall contain a statement describing any voluntary appeal procedures offered by the Plan including the claimant's right to obtain information about such procedures and a statement of the claimant's right to bring an action under ERISA Section 502(a). To the extent permitted by applicable law, the decision on review shall be final and binding on all interested persons. The Named Fiduciary appointed to conduct the review procedure set forth in this Section shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Administrative Committee under Section 8.5."

                                       24.

                  The last two sentences of Section 14.1 of the Plan are hereby deleted and the following sentence is substituted therefor:

         "A Member's right to instruct the Trustee with respect to voting shares of Holdings Stock will include the exercise of any appraisal rights, dissenters' rights or similar rights granted by applicable law to the registered or beneficial holders of Holdings Stock."

                                       25.

                  Section 15.1(9) of the Plan is hereby amended in its entirety to read as follows:

                  "(9)     Key Employee: An Employee or former Employee who is
         or was a Member and who, at any time during the current Plan Year, is
         (a) an officer of an Employer (limited to no more

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         than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent of the Employees) having an annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), (b) a 5-percent owner (as such term is defined in section 416(i)(1)(B)(i) of the Code) of the Employer, or (c) a 1-percent owner (as such term is defined in section 416(i)(1)(B)(ii) of the Code) of an Employer having an annual Compensation of more than $150,000. The term 'Key Employee' shall also include such Employee's Beneficiary in the event of his death. For purposes of this Subsection, 'Compensation' has the meaning given such term by section 415(c)(3) of the Code."

                                       26.

                  Section 15.1(13) of the Plan is hereby amended in its entirety to read as follows:

                  "(13)    Top-Heavy Account Balance: A Member's (including a
         Member who has received a total distribution from this Plan) or a Beneficiary's aggregate balance standing to his account as of the Valuation Date coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in section 412(c)(10) of the Code), provided, however, that such balance shall include the aggregate distributions made to such Member or Beneficiary during the 1-year period ending on the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group) unless such aggregate distributions were made for a reason other than severance from employment, death or disability in which case this
         Section 15.1(13) shall be applied by substituting a 5-year period for the 1-year period, and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date, his Account (and/or the Account of his Beneficiary) shall not be taken into account."

                                       27.

                  Section 15.6(6) of the Plan is hereby amended in its entirety to read as follows:

                  "(5)     For the purpose of this Section, the term 'Employer
         Contributions' shall include Before-Tax Contributions and Matching Employer Contributions made for an Employee; provided, however, that Matching Employer Contributions taken into account in satisfying the percentage minimum contribution requirement set forth in Subsection (1) and Subsection (2) of this Section shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code."

                  EXECUTED at Cleveland, Ohio this 31st day of December, 2002.

                                                THE LINCOLN ELECTRIC COMPANY

                                                By: ____________________________
                                                Title: Human Resources Officer

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